As filed with the Securities and Exchange Commission  on April 6, 2001
                                            Registration Statement No. 333-57382

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                          PRE-EFFECTIVE AMENDMENT NO. 1

                                       TO

                                    FORM S-3

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933



                             DENBURY RESOURCES INC.
                           (Exact name of Registrant)

       DELAWARE                     1311                          75-2815171
(State of incorporation) (Primary Standard Industrial         (I.R.S. Employer
                          Classification Code Number)        Identification No.)

                      PHIL RYKHOEK, CHIEF FINANCIAL OFFICER
                             DENBURY RESOURCES INC.
                          5100 TENNYSON PKWY., STE. 3000
                               PLANO, TEXAS 75024
                                 (972) 673-2000
               (Name, address and telephone number of Registrant's
                    executive offices and agent for service)

                                   Copies to:

                                DONALD W. BRODSKY
                                DEIDRE L. SHEARER
                              JENKENS & GILCHRIST,
                           A PROFESSIONAL CORPORATION
                        1100 LOUISIANA STREET, SUITE 1800
                              HOUSTON, TEXAS 77002
                                 (713) 951-3300

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
     If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. X

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.          OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the costs and expenses payable by Denbury in connection with the sale of securities being registered hereby, assuming Denbury sells $100 million of Debt Securities and $100 million of common stock hereunder. None of the following expenses will be paid by selling shareholders, if any. All amounts are estimates, except the registration fee.



SEC Registration Fee................................................... $ 50,000
NYSE Filing Fee........................................................   50,000
The Toronto Stock Exchange Listing Fee.................................   20,000
Blue Sky Fees and Expenses.............................................   10,000
Accounting Fees........................................................   50,000
Legal Fees and Expenses................................................  150,000
Printing and Engraving Fees and Expenses...............................  225,000
Trustee Fees...........................................................   15,000
Rating Agency Fee......................................................   65,000
Miscellaneous..........................................................   75,000
                                                                         -------
         Total......................................................... $710,000
                                                                        ========


ITEM 15.          INDEMNIFICATION OF OFFICERS AND DIRECTORS

     Section 145 of the Delaware General Corporation Law (the "DGCL"), empowers us under specified circumstances, to indemnify our directors, officers, employees and agents in connection with actions, suits or proceedings brought against them or threatened by reason of the fact that they were our directors, officers, employees or agents, so long as they acted in good faith and in a manner that they reasonably believed to be in, or not opposed to, the best interests of our Company, and with respect to any criminal action, that they had no reasonable cause to believe their conduct was unlawful. With respect to suits by or in the right of our Company, however, indemnification is generally limited to attorneys' fees and other expenses and is not available if such person is adjudged to be liable to us, unless a court determines that indemnification is appropriate.

     Article IX of our Certificate of Incorporation requires indemnification of directors, officers and other employees to the fullest extent permitted by
Section 145 of the DGCL. Furthermore, Article IX explicitly provides that:

    o we may advance expenses, including reasonable attorneys' fees, to individuals entitled to indemnification;

    o we may not take any action to diminish or reduce the rights of individual entitled to indemnification after the occurrence of the events to which the indemnification relates; and

    o any person entitled to indemnification by us may bring suit against us if we do not pay them within 30 days after receiving a written demand for indemnification and, if successful, such person may recover their expenses for such suit, including attorneys' fees, from us. In the suit, we will have the burden of proving any defense that the person is not eligible for indemnification under the DGCL.

     Additionally, Denbury maintains directors and officers insurance which includes coverage for liability under the federal securities laws.

     Article X of our Certificate of Incorporation limits the personal liability of a director to us or our stockholders for monetary damages for breach of fiduciary duty as a director provided that a director's liability may not be limited (i) for any breach of the director's duty of loyalty to Denbury or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.

ITEM 16.          EXHIBITS

     EXHIBIT NO.                   DOCUMENT DESCRIPTION
     -----------                   --------------------
        **1.1          Form of Underwriting Agreement (Debt Securities)
        **1.2          Form of Underwriting Agreement (Common Stock)
        **1.3          Form of Underwriting Agreement (Preferred Stock)
        **1.4          Form of Underwriting Agreement (Depositary Shares)
        **1.5          Form of Underwriting Agreement (Warrants)
         *4.1          Form(s) of Indenture between Denbury Resources Inc. and Trustee to be designated therein covering Debt Securities to be offered thereunder, including Form of Note or Debenture attached thereto
        **4.2          Form of Certificate of Designation for Preferred Stock, including Specimen Certificate



                                                       II-2

     Exhibit No.                       Document Description
     -----------                       --------------------
        **4.3          Form of Depositary Agreement between Denbury Resources Inc. and Depositary to be designated therein covering
                       Depositary Shares to be offered hereunder, including Form of Depositary Receipt attached hereto
        **4.4          Form of Warrant  Agreement  and Trustee to be  designated
                       therein  covering  Common  Stock  Warrants  to be offered
                       hereunder,   including   Form  of  Common  Stock  Warrant
                       attached thereto
        **4.5          Form of Warrant  Agreement  and Trustee to be  designated therein  covering  Preferred Stock Warrants to be offered hereunder,  including  Form of  Preferred  Stock  Warrant attached thereto
         4.6           Certificate of Incorporation of Denbury Resources, Inc. filed with the Delaware
                       Secretary of State on April 20, 1999 (incorporated by reference as Exhibit 3(a) of the Registrant's Form 10-Q for the quarter ended March 31, 1999).
         4.7           Bylaws of Denbury Resources, Inc., a Delaware corporation, adopted April 20,
                       1999 (incorporated by reference as Exhibit 3(b) of the Registrant's Form 10-Q for the quarter ended March 31, 1999).
          *5           Form(s) of Opinion of Jenkens & Gilchrist, A Professional Corporation, as to the validity of the Securities being registered hereunder
         **8           Form(s) of Opinion of Jenkens & Gilchrist, A Professional Corporation, as to Tax Matters
       ***12           Denbury Resources Inc. Computation of Ratio of Earnings to Fixed Charges
       ***23.1         Consent of Netherland, Sewell & Associates, Inc.
       ***23.2         Consent of DeGolyer and MacNaughton
       ***23.3         Consent of Deloitte & Touche, LLP
         *23.4         Form of Consent of Jenkens & Gilchrist, A Professional Corporation (included in Exhibit 5)
       **23.5          Form of Consent of Jenkens & Gilchrist, A Professional Corporation (included in Exhibit 8)
       ***24           Power of Attorney (included on signature page)
        **25           Statement(s) on Form T-1 of Eligibility of Trustee for the Debt Securities

-------------------------
*    Filed herewith
**   To be filed by amendment or Form 8-K
***  Previously filed

17.               UNDERTAKINGS

(a)       The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made of securities registered hereby, a post-effective amendment to this registration statement:

               (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that the undertakings set forth in paragraph (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby understands that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d) For the purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(e) For the purpose of determining any liability under the Securities Act of 1933, each post- effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(f) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection
(a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of that Act.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Pre-Effective Amendment No. 1 to Registration Statement No. 333-57382 to be signed on its behalf by the undersigned, thereunto
duly authorized, in the City of Plano, State of Texas, on April   6, 2001.

                                       DENBURY RESOURCES INC.


                                       By: /s/ Phil Rykhoek
                                           -------------------------------------
                                           Phil Rykhoek
                                           Chief Financial Officer and Secretary

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              SIGNATURES                                         TITLE                              DATE


/s/ Gareth Roberts*
---------------------------------------           Chief Executive Officer                      April  6, 2001
Gareth Roberts                                    and Director (Principal
                                                  Executive Officer)

/s/ Phil Rykhoek
---------------------------------------           Chief Financial Officer and                  April  6, 2001
Phil Rykhoek                                      Secretary (Principal
                                                  Financial Officer)

/s/ Mark C. Allen*
---------------------------------------           Chief Accounting Officer                     April  6, 2001
Mark C. Allen                                     and Controller (Principal
                                                  Accounting Officer)

/s/ Ronald G. Greene*
---------------------------------------           Chairman of the Board and                    April  6, 2001
Ronald G. Greene                                  Director


/s/ David I. Heather*
---------------------------------------           Director                                     April  6, 2001
David I. Heather


                                      II-6



/s/ Wieland F. Wettstein*
---------------------------------------           Director                                     April  6, 2001
Wieland F. Wettstein



By:  /s/ Phil Rykhoek
     ----------------------
         Phil Rykhoek
         * Attorney-in-fact pursuant to
         Power of Attorney contained
         in original filing of the
         Registration Statement

                                INDEX TO EXHIBITS



EXHIBIT NO.                         DOCUMENT DESCRIPTION
-----------                         --------------------

    *4.1 Form of Indenture between Denbury Resources Inc. and Trustee to be designated therein covering Debt Securities to be offered thereunder, including Form of Note or Debenture attached thereto


    *5         Form  of  Opinion  of  Jenkens  &   Gilchrist,   A   Professional
               Corporation,   as  to  the  validity  of  the  Securities   being
               registered hereunder


    *23.4      Form  of  Consent  of  Jenkens  &   Gilchrist,   A   Professional
               Corporation (included in Exhibit 5)





--------------------
*    Filed herewith

















                                      II-8